   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1997

                                                            REGISTRATION NO. 33-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   _________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                   _________

                         MORRISON KNUDSEN CORPORATION
            (Exact name of registrant as specified in its charter)

          DELAWARE                                  33-0565601
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

        MORRISON KNUDSEN PLAZA, 720 PARK BOULEVARD, BOISE, IDAHO 83712 (Address, including zip code, of registrant's principal executive offices)


                                   _________

            MORRISON KNUDSEN CORPORATION DEFERRED COMPENSATION PLAN
                           (Full Title of the Plan)

                                   _________

                               STEPHEN G. HANKS
          EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND SECRETARY
                         MORRISON KNUDSEN CORPORATION
MORRISON KNUDSEN PLAZA, 720 PARK BOULEVARD, BOISE, IDAHO 83712; (208) 386-5000
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)



                                   _________

                        CALCULATION OF REGISTRATION FEE
===================================================================================================
TITLE OF SECURITIES                     PROPOSED MAXIMUM AGGREGATE    AMOUNT OF REGISTRATION FEE
TO BE REGISTERED                        OFFERING PRICE
---------------------------------------------------------------------------------------------------
Deferred Compensation Obligations                 $5,000,000                    $1,515.15
===================================================================================================

                                    Part II
                                    -------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         The following documents previously filed by Morrison Knudsen Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report for the fiscal year ended November 30, 1996 on Forms 10-K and 10-K/A;

         (b) The Registrant's Quarterly Report for fiscal quarter ended February 28, 1997 on Form 10-Q, Quarterly Report for fiscal quarter ended May 31, 1997 on Form 10-Q and as amended on Form 10-Q/A, and Quarterly Report for fiscal quarter ended August 31, 1997 on Form 10-Q;

         (c) All other reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (d) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on June 4, 1993, and all amendments and reports filed for the purpose of updating that description; and

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Section 145 of the General Corporation Law of Delaware empowers the Registrant to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Registrant, or is or was serving as such with respect to another entity at the request of the Registrant. The General Corporation Law of Delaware also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

         The Registrant's Bylaws provide in effect for the indemnification by the Registrant of each director and officer of the Registrant to the fullest extent permitted by applicable law.

         The Registrant has purchased a directors and officers liability insurance policy which insures, among other things, (i) the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Registrant and
(ii) the Registrant to the extent that it has indemnified the directors and officers for such loss.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS
         --------

         4.1  The Morrison Knudsen Corporation Deferred Compensation Plan.

         5.1 Opinion of Craig G. Taylor, Associate General Counsel to the Registrant, as to the validity of securities registered hereunder, dated October 31, 1997.

         23.1 Consent of Counsel (included in Exhibit 5.1 filed herewith).

         23.2 Consent of Coopers & Lybrand L.L.P.

         23.3 Consent of KPMG Peat Marwick LLP

         24.1 Powers of Attorney.

ITEM 9.  UNDERTAKINGS
         ------------

         A.   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not
              --------  -------
              apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on November 3, 1997.

                                           MORRISON KNUDSEN CORPORATION



                                           By:   /s/  R. A. Tinstman
                                              ----------------------------------
                                           R.A. Tinstman
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                          TITLE
                ---------                                          -----
   /s/  R. A. Tinstman                      President and Chief Executive Officer and Director
--------------------------------
         R.A. Tinstman                                 (Principal Executive Officer)

   /s/ A. S. Cleberg                        Executive Vice President and Chief Financial Officer
--------------------------------
        A. S. Cleberg                                  (Principal Executive Officer)

   /s/ D. L. Brigham                                   Vice President and Controller
--------------------------------
        D. L. Brigham                                  (Principal Accounting Officer)

   /s/ D. H. Batchelder *                                         Director
--------------------------------
    D.H. Batchelder

                                                                  Director
--------------------------------
       L.R. Judd

   /s/ W. C. Langley  *                                           Director
--------------------------------
       W.C. Langley

   /s/  R. S. Miller, Jr.  *                                      Director
--------------------------------
        R.S. Miller, Jr.

   /s/   D. Parkinson   *                                         Director
--------------------------------
         D. Parkinson

   /s/   T. W. Payne  *                                           Director
--------------------------------
          T.W. Payne

   /s/     J. D. Roach   *                                        Director
--------------------------------
            J. D. Roach

   /s/    D. R. Washington *                                      Director
--------------------------------
        D.R. Washington


     *S.G. HANKS, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated directors (constituting a majority of the directors) pursuant to powers of attorney filed with the Securities and Exchange Commission.

November 3, 1997


                              By:      /s/ Stephen G. Hanks
                                 -----------------------------------------------
                                    Stephen G. Hanks, Attorney-in-fact

                                 EXHIBIT INDEX



Exhibit   Exhibit
Number    Description
-------   -----------
4.1   *   The 1997 Morrison Knudsen Corporation Deferred Compensation Plan.

5.1   *   Opinion of Craig G. Taylor, Associate General Counsel to the
          Registrant.

23.1  *   Consent of Counsel (included in Exhibit 5.1 filed herewith).

23.2  *   Consent of Coopers & Lybrand L.L.P.

23.3  *   Consent of KPMG Peat Marwick LLP

24.1  *   Powers of Attorney.

____________________

*  Filed herewith

                                      E-1